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                                                                Exhibit 10.50(b)

                          [BOSTON CHICKEN LETTERHEAD]


January 19, 1998


Mark W. Stephens
5620 S. Bellaire Court
Greenwood Village, CO   80121

Dear Mark:

Reference is made to that letter dated August 28, 1997 regarding your compensation (the "August Letter"). This letter reflects actions taken by the Compensation Committee and Stock Option Committee (with your agreement) to amend and restate the terms of the August Letter in its entirety and serves to confirm your compensation for 1997. For 1997, your base salary was $400,000, payable bi-weekly, and your annual bonus as determined by the Compensation Committee pursuant to the August Letter, was $950,000, $150,000 of which you voluntarily agreed to accept in lieu of receiving a restricted stock award as provided in the August Letter.

In addition to your participation in the Company's stock option exchange program, which was effective November 10, 1997, the Stock Option Committee has approved a grant to you of options to acquire 750,000 shares of common stock of the Company ("Common Stock"), 450,000 of which shares vest 100% on October 1, 1998 and the remaining 300,000 of which shares vest ratably over four years. The Company hereby acknowledges that of the options to acquire 750,000 shares of Common Stock, you have agreed to accept options to acquire 250,000 shares of Common Stock in lieu of receiving a restricted stock award as provided in the August Letter. You acknowledge that this stock option grant is intended to be for fiscal year 1997 and 1998.

Those provisions contained in the August Letter regarding future stock option grants and restricted stock awards are hereby terminated and are of no further force or effect. Any future equity incentive awards to you are within the sole discretion of the Stock Option Committee.

If the following accurately reflects your understanding, please sign below and return a fully executed copy of this letter to me.

Sincerely,

/s/ Joel M. Alam
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Joel M. Alam
Senior Vice President
Boston Chicken, Inc.

AGREED AND ACCEPTED



/s/ Mark W. Stephens
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Mark W. Stephens